FOCUS ENTERTAINMENT INTERNATIONAL,INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FOCUS ENTERTAINMENT INTERNATIONAL, INC., a Florida corporation, having its principal office at 1200 S. Pine Island Road, Plantation, Florida 33324 (hereinafter referred to as the "Corporation") hereby certifies to the Secretary of State of Florida that:

FIRST: The corporation desires to amend and restate its Articles of Incorporation as currently in effect hereinafter provided.

SECOND: The provisions set forth in these Articles of Amendment and Restatement supersede the original Articles of Incorporation and all amendments thereto. These Articles of Amendment and Restatement correctly set forth the provisions of the Articles of Incorporation, as amended, of the Corporation.

THIRD: The Articles of Incorporation of the Corporation are hereby amended by striking in their entirety Articles 1 through XII, inclusive, and by substituting in lieu thereof the following:

FIRST: The name of the corporation is FOCUS ENTERTAINMENT INTERNATIONAL, INC.

SECOND: The purposes for which the Corporation is formed are:

1. To engage in the entertainment industry and to engage in any other lawful purpose and/or business; and

2. To do anything permitted by Section 607.0302 of the Florida Business Corporation Act, as amended from time to time.

THIRD: The current post office address of the principal office in this State is 1200 S. Pine Island Road, Plantation, Florida 33324. The name and post office address of the current registered agent of the Corporation in this State is C.T. Corporation Systems, 1200 S. Pine Island Road, Plantation Florida 33324. Said registered agent is a corporation resident in this State and has consented in writing to serve as registered agent.

FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000 shares of Common Stock shall be entitled to one vote per share in all proceedings which shall be taken by the stockholders of the Corporation.

FIFTH: The number of directors of the Corporation shall be no less than one (1) and no greater than thirteen (13). The names of the current directors who shall act until their successors are duly chosen and qualified are:
Michael S. Morrison	Chairman
Alan Begner	Vice-Chairman
John Fry	Secretary
Michael Strizhevsky	Member
Eric Clabaugh	Member
Steve Wellington	Member
Cory Begner	Member
Leigh Burch, III	Member
Nick Antonio	Member
Chaun Wang	Member
Kenichi Akiyama	Member

SIXTH: Except as otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

  The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its Common Stock, whether now or hereafter authorized, or securities converted into shares of its Common Stock, whether now or hereafter authorized;
  The Board of Directors shall have the power, if authorized by the Bylaws, to designate by resolution or resolutions adopted by a majority of the whole Board of Directors, one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolutions or in the Bylaws of the Corporation and permitted by the Florida Business Corporation Act, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all instruments and documents which may require it ;
  If the Bylaws so provide, the Board of Directors of the Corporation shall have power to hold its meetings, to have an office or offices and, subject to the provisions of the Florida Business Corporation Act, to keep the books of the Corporation, outside of said State at such place or places as may from time to time be designated by it;
  The Board of Directors shall have power to borrow or raise money, from time to time and without limit, and upon any terms, for any corporate purposes; and subject to the Florida Business Corporation Act, to authorize the creation, issue, assumption or guaranty of bonds, notes or other evidences of indebtedness for moneys so borrowed, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to secure the payment of principal, interest or sinking fund in respect thereof by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets and goodwill of the Corporation them owned or thereafter acquired.

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the laws of the State of Florida now or hereafter in force.

EIGHTH: Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all the votes entitled to be cast on the matter shall be sufficient, valid and effective, after due authorization, approval or advice of such action by the Board of Directors as required by law, to approve and authorize the following acts of the Corporation:

  the amendment of the Articles of Incorporation of the Corporation;
  the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;
  the issuance of shares Common Stock now or hereafter authorized or any securities exchangeable for, or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, or otherwise acquire such shares;
  the sale, lease, exchange, or other transfer of all, or substantially all, of the property and assets of the Corporation, including its goodwill and franchises;
  the participation by the Corporation in a share exchange (as defined in the Florida Business Corporation Act) as the Corporation, the stock of which is to be acquired;
  the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

FOURTH: By written informal action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Section 607.0821 of the Florida Business Corporation Act, the Board of Directors of the Corporation duly advised the foregoing Articles of Amendment and Restatement, and by action of the stockholders of the Corporation in accordance with Section 607.0704 of the Florida Business Corporation Act, the stockholders of the Corporation duly approved said Articles of Amendment and Restatement. The effective date of the directors' written informal action is April 10, 1997, and the effective date of the stockholders' action is April 10, 1997.

FIFTH: The number of votes cast for the amendments contained in these Restated and Amended Articles of Incorporation by each voting group entitled to vote separately on the amendments was sufficient for approval by that voting group.

IN WITNESS WHEREOF, FOCUS ENTERTAINMENT INTERNATIONAL, INC. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested by its Secretary on this 22nd day of April, 1997, and its President acknowledges that these Articles of Amendment and Restatement are the act and deed of FOCUS ENTERTAINMENT INTERNATIONAL, INC., and, under the penalties of perjury, that the matters and facts set forth herein with respect to authorization and approval are true in all material respects to the best of his/her knowledge, information, and belief.
ATTEST: /s/ John Fry ------------------------ John Fry, Secretary	FOCUS ENTERTAINMENT INTERNATIONAL, INC. /s/ Michael S. Morrison ----------------------------- Michael S. Morrison, President

Verification/Acknowledgment

STATE OF GEORGIA )

) ss.

COUNTY OF FULTON )

The foregoing Articles of Amendment and Restatement were signed before me by Michael S. Morrison, as President of FOCUS ENTERTAINMENT INTERNATIONAL, INC., who, under oath, stated that the matters and facts set forth therein with respect to authorization and approval are true in all material respects to the best of her knowledge and belief.

Dated this 22nd day of April, 1997.
/s/ Nancy L. Houston ------------------------------------- Notary Public
My Commission Expires Oct 25, 1997	Address: 185 Craig Wood Way Coweta County, Georgia Sharpsburg, GA 30297